GEOCOM RESOURCES INC.

(the “Company” and/or “Geocom”)

Suite 413 – 114 West Magnolia Street

Bellingham, Washington 98225

Tel (360) 392-2898

GEOCOM ENTERS EXPLORATION VENTURE WITH KINROSS GOLD CORPORATION

March 21, 2006 Geocom Resources Inc. (OTCBB; GOCM) is pleased to announce that it has entered into an exploration venture with Kinross Gold Corporation on its south Chile Recon program.

The venture covers Region Ten of south Chile, where previous exploration in 2005 and 2006 by Geocom confirmed the existence of anomalous gold, copper, and other elements identified in a proprietary database developed by a Geocom consultant.

Kinross and Geocom will jointly explore and acquire gold and other mineral targets developed by the exploration program. Properties acquired by the venture will be managed via individual joint venture on a 50-50 basis. Kinross has the right to acquire a majority interest by making additional expenditures on individual properties and by exercising warrants granted to Kinross by Geocom.

Geocom president John Hiner commented, “To have a partner of the caliber and quality of Kinross, with their exploration and development expertise and operating background validates Geocom’s efforts and the south Chile program and provides the basis for aggressive development of projects developed by the venture. We are extremely pleased to establish a strategic alliance with Kinross.”

An accelerated evaluation program is underway, and additional teams of geologists are being added to the program to expedite the ongoing exploration.

As with Geocom’s efforts at Iliamna and La Carolina, this venture is another example of the Company’s execution of its business plan to develop alliances with proven operating companies such as Kinross.

For further information please contact investor relations at 1-800-539-0289 or by e-mail at ir@geocom-resources.com.

On behalf of the Board of Directors

/s/ John E. Hiner

John E. Hiner, President & CEO

About Geocom Resources Inc.

Geocom Resources Inc. (OTCBB: GOCM) is a U.S.-based mineral exploration company focused on acquiring and developing mineral resources in geologically acceptable and politically stable countries of the world. The Company is presently active in Alaska, Argentina, Nevada, and Chile. The Company focuses on development of projects that are or will be of interest to mid-size or major producers with the goal to form joint ventures on such projects. Geocom expects to grow and maintain an interest in mines operated by its partners, allowing it to build value through continued exploration.

Safe Harbor Statement:

Statements in this document that are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include Geocom’s intention to explore and acquire gold and other mineral targets within Region Ten in Chile with Kinross Gold Corporation on 50-50 joint venture basis, subject to the Kinross’ right to acquire a majority interest in individual properties by making additional expenditures and exercising warrants granted to Kinross by Geocom. Forward-looking statements also include those regarding the ability of Geocom and Kinross to identify and acquire mineral targets, to accelerate their exploration program through the use of additional personnel, and to establish and maintain joint venture agreements on any individual properties acquired through the efforts of the parties. Factors that could cause actual results to differ materially include risks and uncertainties such as the failure or inability of the parties to enter any formal joint venture agreement, or either Geocom or Kinross being unable or unwilling, whether for financial reasons or otherwise, to perform obligations under any joint venture agreement, the inability of either party to continue working in Chile, the inability of either party to finance planned exploration, drilling and work programs, as required from time to time, and any unforeseen difficulties in commencing or completing such program, or the results of the programs not showing any commercially feasible grades of minerals, any of which could, among other things, delay, impede or prevent the planned explorations and harm the viability of Geocom.